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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-176006

Prospectus supplement
(To prospectus dated August 3, 2011)

6,000,000 Shares

NPS Pharmaceuticals, Inc.

Common Stock

$14.53 per share

        We are offering 6,000,000 shares of our common stock.

        We have granted the underwriters an option to purchase up to 900,000 additional shares to cover over-allotments.

        Our common stock is listed on the NASDAQ Global Market under the symbol "NPSP." The last reported sale price of our common stock on the NASDAQ Global Market on May 21, 2013 was $14.53 per share.

        Please carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

        Investment in our common stock involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement, in the accompanying prospectus and in our periodic reports filed from time to time with the Securities and Exchange Commission and incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$ 14.53	$87,180,000

Underwriting discounts and commissions	$ 0.8718	$ 5,230,800

Proceeds, before expenses, to NPS	$13.6582	$81,949,200

        The underwriters expect to deliver the shares of our common stock on or about May 28, 2013.

Joint book-running managers

J.P. Morgan	Morgan Stanley

Co-managers

Canaccord Genuity	Leerink Swann
Oppenheimer & Co.	Wedbush PacGrow Life Sciences

The date of this prospectus supplement is May 21, 2013.

Prospectus Supplement

Prospectus

OUR BUSINESS	1
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
RATIO OF EARNINGS TO FIXED CHARGES	5
USE OF PROCEEDS	5
THE SECURITIES WE MAY OFFER	6
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF DEPOSITARY SHARES	10
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	18
LEGAL OWNERSHIP OF SECURITIES	19
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	25
EXPERTS	25
WHERE YOU CAN FIND MORE INFORMATION	25
INCORPORATION BY REFERENCE	25

About This Prospectus Supplement

        This prospectus supplement, the accompanying prospectus and any related free writing prospectus relate to a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a shelf registration process. This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock, risks relating to the offering and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and our current and periodic reports filed from time to time with the SEC, as well as the additional information described under "Incorporation by Reference" and "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus, before making an investment decision.

        In this prospectus supplement, unless the context indicates otherwise, "NPS," the "Company," "we," "us," "our," or "ours" refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

        We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We do not take responsibility for, and we cannot provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, in the accompanying prospectus, in any document incorporated by reference herein or therein, and in any related free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus supplement may add to, update or change the information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

S-i

Prospectus Supplement Summary

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary describes aspects of our business and our common stock, but it does not contain all of the information that you should consider in making your investment decision. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the "Risk Factors" section beginning on page S-6 of this prospectus supplement, the risk factors in the accompanying prospectus and in our periodic reports filed from time to time with the SEC and our financial statements and related notes, along with all of the information contained in any related free writing prospectus, before making an investment decision.

NPS Pharmaceuticals, Inc.

Business overview

        NPS is a biopharmaceutical company focused on pioneering and delivering therapies that transform the lives of patients with rare diseases worldwide. Our lead product, Gattex® (U.S.)/Revestive® (EU) 0.05 mg/kg/d (teduglutide [rDNA origin]) for injection, for subcutaneous use was approved by the U.S. Food and Drug Administration ("FDA") in December 2012 for the treatment of adult patients with short bowel syndrome ("SBS") who are dependent on parenteral support and in the European Union ("EU") in August 2012 for the treatment of adults with SBS. In February, 2013, we launched and initiated commercial sales of Gattex in the U.S. We recently reacquired the rights to Revistive outside of the U.S. and are currently evaluating the commercial strategy for Revistive outside of the U.S. We are also developing Natpara® (rhPTH[1-84]) for the treatment of adult hypoparathyroidism. We have completed our final Human Factors/Usability testing of the Natpara injection pen device. Subject to resolution of certain manufacturing issues related to Natpara , we expect to submit our Biologic License Application ("BLA") in 2013. Our earlier stage pipeline includes two calcilytic compounds, NPSP790 and NPSP795, with potential application in rare disorders involving increased calcium receptor activity, such as autosomal dominant hypocalcemia with hypercalciuria ("ADHH"). We complement our proprietary programs with a royalty-based portfolio of products and product candidates that includes agreements with Amgen, GlaxoSmithKline, Janssen Pharmaceuticals ("Janssen"), and Kyowa Hakko Kirin.

Strategy and operating history

        While SBS and hypoparathyoridism are relatively rare disorders, we believe these indications represent a substantial commercial opportunity to us due to the significant unmet need and lack of effective therapies, as well as the serious complications involved with and the chronic nature of these diseases.

        We have incurred cumulative losses from inception through March 31, 2013 of approximately $1.0 billion. We expect to continue to incur operating losses over the next several quarters as we launch Gattex and Revestive and incur sales and marketing costs, incur pre-launch and launch costs for Natpara in the U.S., invest in the development of our pipeline and pursue in-licensing opportunities.

Global product opportunities

        On March 18, 2013, we entered into a Termination and Transition Agreement, with Takeda GmbH and Takeda Pharma A/S (together, "Takeda"), which, among other things, terminated our existing license agreements with Takeda with respect to teduglutide and rhPTH [1-84]. As a result of the transaction, we now have the exclusive rights worldwide to develop and commercialize teduglutide and rhPTH [1-84], subject to certain royalty payments for sales of rhPTH [1-84]. NPS is currently in the process of evaluating the commercial strategy outside of the U.S. for both Revestive and rhPTH [1-84]. Takeda assigned to NPS its assets related to the two products, including all of its active pharmaceutical ingredient inventory and information related to the products' continued development, manufacture, and commercialization, including life cycle management assets. Takeda received approximately 6.1 million shares of NPS common stock that were valued at approximately $54.9 million as of the date of the transaction. Takeda will also earn a $30.0 million milestone payment in the first calendar year that combined worldwide net sales of both products exceed $750 million. We have the option of making this milestone payment in cash or our common stock. Takeda developed and obtained approval in the EU in August 2012 for teduglutide under the trade name Revestive for the treatment of SBS in adults. Preotact is the brand name that Takeda Pharma has used to market rhPTH [1-84] for the treatment of osteoporosis in certain of its licensed territories.

        In addition to teduglutide and rhPTH [1-84], we also retain exclusive rights worldwide to our earlier stage pipeline, which includes two calcilytic compounds, NPSP790 and NPSP795, which we believe may have clinical application in treating rare endocrine disorders.

Gattex (teduglutide)

        Gattex is our novel recombinant analog of human glucagon-like peptide 2 (GLP-2), a protein involved in the rehabilitation of the intestinal lining. Gattex is used for the treatment of adults with SBS, who are dependent on parenteral support (parenteral nutrition and/or intravenous fluids). SBS is a highly disabling and potentially life-threatening chronic disorder. SBS results from surgical resection, congenital defect or disease-associated loss of absorption in the bowel in which patients are subsequently unable to maintain fluid, electrolyte, and nutrient balances on a conventional diet. Despite an adaptation that occurs generally in the two years after resection, many SBS patients require parenteral support to supplement and stabilize their nutritional and hydration needs. A National Institute of Health publication reported that the annual mean costs of lifelong, complex home healthcare associated with PN/IV support ranged from $185,000 to $568,000, not including the indirect costs associated with disability and/or the dollar value that could be ascribed to the challenging daily living for these patients (Piamjariyakul 2010). In addition, parenteral support is associated with shortened life span, life-threatening complications including sepsis, blood clots or liver damage, and reduced quality-of-life due to the time required for and consequences of frequent access to an intravenous pump. Gattex is the first and only analog of GLP-2 proven to increase intestinal absorption and decrease or eliminate the need for parenteral support.

        In February 2013, we launched and initiated commercial sales of Gattex for injection in the U.S. for the treatment of the estimated 3,000 to 5,000 addressable adult SBS patients in the U.S. U.S. Gattex sales totaled $654 thousand for the first quarter of 2013. As of May 3, 2013, 160 Gattex prescriptions have been received of which 42 patients are on Gattex therapy. During the initial launch phase, we expect that it could take up to 90 to 120 days to process prescriptions and dispense Gattex. We recently met with the FDA to review our development strategy for Gattex in pediatric SBS. Based on this meeting, we plan to meet with the European Medicines Agency to discuss a global strategy for the development of Gattex in the pediatric setting.

        We have made important progress securing reimbursement for Gattex. Gattex prescriptions have been approved by many of the largest national and regional payers in the U.S., including United Health, Wellpoint, Aetna, Humana, Cigna, Express Scripts/Medco and CVS/Caremark. Several government-sponsored health plans have also approved the reimbursement of prescriptions.

        The 24-month STEPS 2 open-label extension study in adult SBS is now complete. Seventy-four percent (65 of 88) of patients completed the study. The primary objective of STEPS 2 was to study the long-term safety of Gattex at three-month visit intervals over 2 years. The safety profile of Gattex remains consistent with previous studies, the underlying disorder, and the pharmacology of the drug. Fifteen percent (13 of 88) of patients achieved independence from parenteral support while on Gattex therapy in STEPS 2. In addition, of the 65 patients who completed the study, 38 percent reduced their infusion days by three or more days per week. We intend to submit detailed results from STEPS 2 for presentation at a future medical meeting and/or publication in a peer-reviewed journal.

Natpara (rhPTH [1-84])

        Natpara is our recombinant full-length human parathyroid hormone (rhPTH [1-84]) that we are developing as the first hormone replacement therapy for hypoparathyroidism, a rare hormone deficiency disorder in which patients are physiologically unable to regulate the levels of calcium and phosphates in their blood due to insufficient levels of endogenous parathyroid hormone ("PTH"). Endogenous PTH is the body's principal regulator of serum calcium and phosphate levels. Hypoparathyroidism is associated with hypocalcemia, hyperphosphatemia, hypercalciuria (excessive urinary calcium excretion), and increased bone mineral density. It typically results from permanent injury to the parathyroid gland(s) during thyroid or parathyroid surgery or other surgical procedures in the neck, radiation to the neck region, autoimmune destruction of the parathyroid glands, or their congenital absence. Although rare, hypoparathyroidism can also result from genetic mutations. Current therapy is limited to calcium supplementation and parenteral or metabolic forms of vitamin D. These palliative therapies are sometimes suboptimal and can also contribute to long-term health risks including kidney failure. Hypoparathyroidism is one of the few hormonal deficiency syndromes with no approved replacement therapy using the native hormone. If approved, Natpara could be the first treatment targeting the underlying cause of hypoparathyroidism by replacing the native hormone. In November 2011, we reported positive top-line results from our Phase 3 registration study of Natpara, known as REPLACE, which met the primary efficacy endpoint with a statistically higher responder rate versus placebo. A responder was defined as a 50 percent or greater reduction in oral calcium supplementation and active vitamin D therapy and a total serum calcium concentration that was maintained compared to baseline. We have six issued U.S. patents that include claims that cover technology related to parathyroid hormone with expiration dates ranging from 2013 to 2018.

Pipeline

        Our earlier stage pipeline includes two calcilytic compounds, NPSP790 and NPSP795, which have been evaluated in preclinical animal studies and Phase 1 human studies. Calcilytics are small molecule antagonists of the calcium receptor. Initially developed to stimulate parathyroid hormone secretion and bone formation for the treatment of osteoporosis and other bone metabolism disorders, other calcilytics have been shown to increase serum calcium and decrease urinary calcium excretion in a Phase 2 study of patients with osteoporosis. We believe calcilytics may have clinical application in treating rare endocrine disorders involving increased calcium receptor activity, such as ADHH.

Collaborations

        We have collaborations or royalty agreements with a number of pharmaceutical companies. In 2012, we recorded $130.6 million of royalty revenue that was driven by (i) Amgen's sales of Sensipar® and Mimpara® (cinacalcet HCl), (ii) Kyowa Hakko Kirin's sales of REGPARA® (cinacalcet HCl) in Japan, (iii) Takeda's sales of Preotact®, which is our rhPTH [1-84] compound that is approved for the treatment of osteoporosis in postmenopausal women at high risk of fractures in the European Union and (iv) Janssen's sales of Nucynta® (tapentadol) in the U.S. We have partially monetized our royalty rights related to Sensipar and Mimpara under our agreement with Amgen through the issuance of non-recourse debt, and we have sold certain of our rights to receive royalty payments arising from sales of REGPARA under our agreements with Kyowa Hakko Kirin.

Corporate information

        We are a Delaware corporation. Our principal executive offices are located at 550 Hills Drive, Bedminster, New Jersey 07921, and our telephone number is (908) 450-5300. Our website www.npsp.com, and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

        NPS®, NPS Pharmaceuticals®, PREOS®, Natpara®, GATTEX®, Revestive®, and Preotact® are our registered trademarks. All other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

The Offering

Issuer	NPS Pharmaceuticals, Inc.
Common stock offered by us	6,000,000 shares (or 6,900,000 shares if the underwriters exercise their over-allotment option in full)
Common stock to be outstanding immediately after this offering	100,333,405 shares (or 101,233,405 shares if the underwriters exercise their over-allotment option in full)
Common stock listing	Our common stock is listed on the NASDAQ Global Market under the symbol "NPSP."
Use of Proceeds
We estimate that the net proceeds from this offering after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $81.1 million (or approximately $93.4 million if the underwriters exercise their over-allotment option in full). We currently expect to use the net proceeds from this offering and cash on hand to invest in our expansion as a global commercial rare disease company, to fund the ongoing clinical and regulatory development of our pipeline product candidates, to pursue future licensing opportunities, and for general corporate purposes. See "Use of Proceeds" in this prospectus supplement.
Underwriters' option	We have granted the underwriters a 30-day option to purchase up to 900,000 additional shares of our common stock at the public offering price, less the underwriting discount.
Risk factors
See "Risk Factors" beginning on page S-6 of this prospectus supplement, in the accompanying prospectus, and in our periodic reports filed from time to time with the SEC and incorporated by reference herein for a discussion of risks you should carefully consider before deciding to invest in our common stock.

        The total number of shares of common stock to be outstanding immediately after this offering is based on 94,333,405 shares of common stock issued and outstanding as of May 15, 2013 and excludes:

  •
  approximately 3.0 million shares issuable upon the conversion of our outstanding 5.75% convertible notes, which may be converted into common stock at any time, subject to certain limitations, on or before August 7, 2014, at a conversion price of $5.44 per share, subject to adjustments in certain events;

  •
  shares that may, at our option, be issued to Takeda as a milestone payment in the event world-wide net sales of the products covered by our prior license agreements with Takeda exceed $750 million in a single calendar year; and

  •
  shares issuable pursuant to our equity compensation plans, including approximately 7.8 million shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $7.49 per share; approximately 1.3 million shares issuable under outstanding deferred stock units, restricted stock and restricted stock units; and approximately 5.0 million shares available for future issuance under our equity compensation plans (including shares under the amended and restated 2005 Omnibus Incentive Plan approved by our stockholders at the 2013 Annual Meeting on May 7, 2013).

Unless otherwise indicated, all information in this prospectus supplement:

  •
  assumes no exercise of outstanding options to purchase common stock, no issuance of shares available for future issuance under our equity compensation plans, no conversion of our convertible notes, and no vesting of outstanding restricted stock and restricted stock units;

  •
  assumes no exercise of the underwriters' over-allotment option and no issuance of shares related to outstanding deferred stock units; and

  •
  reflects all currency in United States dollars.

Risk Factors

        Investment in our common stock involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, before investing in our common stock.

Additional risks related to this offering

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of stock options, convertible notes, deferred stock units, restricted stock and restricted stock units outstanding. If the holders of these securities exercise or convert them or become vested in them, as applicable, you may incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of the underwriting agreement, subject to certain exceptions. In addition, the underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. Additionally, Takeda has agreed not to sell, dispose of or hedge the approximately 6 million shares of our common stock that Takeda received in connection with the termination and transition agreement for a period of 180 days after March 18, 2013. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Use of Proceeds

        We estimate that the net proceeds from this offering after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $81.1 million or approximately $93.4 million if the underwriters exercise their over-allotment option in full. We currently expect to use the net proceeds from this offering and cash on hand to invest in our expansion as a global commercial rare disease company, to fund the ongoing clinical and regulatory development of our pipeline product candidates, to pursue future licensing opportunities, and for general corporate purposes. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

        The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors and our management will retain broad discretion as to the ultimate allocation of the proceeds.

Dilution

        If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

        Our net tangible book value as of March 31, 2013 was approximately ($32.0) million, or ($0.34) per share. After giving effect to the sale by us of 6.0 million shares of common stock offered by this prospectus supplement at a public offering price of $14.53 per share and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2013 would have been approximately $49.1 million, or $0.49 per share. This represents an immediate increase in pro forma net tangible book value of $0.83 per share to existing stockholders and an immediate dilution of $14.04 per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution:

Public offering price per share		$14.53
Net tangible book value per share as of March 31, 2013	$(0.34)
Increase in net tangible book value per share after this offering	0.83

Pro forma net tangible book value per share as of March 31, 2013, after giving effect to this offering		0.49

Dilution per share to new investors in this offering		$14.04

        The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, our pro forma net tangible book value per share at March 31, 2013 after giving effect to this offering would have been $0.61 per share, and the dilution in pro forma net tangible book value per share to investors in this offering would have been $13.92 per share.

        The above discussion and table are based on 94,333,405 shares of our common stock issued and outstanding as of May 15, 2013, which does not include the following, in each case as of May 15, 2013, unless otherwise specified:

  •
  approximately 3.0 million shares issuable upon the conversion of our outstanding 5.75% convertible notes, which may be converted into common stock at any time, subject to certain limitations, on or before August 7, 2014, at a conversion price of $5.44 per share, subject to adjustments in certain events;

  •
  shares that may, at our option, be issued to Takeda as a milestone payment in the event world-wide net sales of the products covered by our prior license agreements with Takeda exceed $750 million in a single calendar year; and

  •
  shares issuable pursuant to our equity compensation plans, including approximately 7.8 million shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $7.49 per share; approximately 1.3 million shares issuable under outstanding deferred stock units, restricted stock and restricted stock units; and approximately 5.0 million shares available for future issuance under our equity compensation plans (including shares under the amended and restated 2005 Omnibus Incentive Plan approved by our stockholders at the 2013 Annual Meeting on May 7, 2013).

Dividend Policy

        We have never declared or paid cash dividends on capital stock. We intend to retain any future earnings to finance growth and development and therefore do not anticipate paying cash dividends in the foreseeable future.

Special Note Regarding Forward-Looking Statements

        This prospectus supplement and the accompanying prospectus may include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our use of the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "seeks," "intends," "evaluates," "pursues," "anticipates," "continues," "designs," "impacts," "forecasts," "target," "outlook," "initiative," "objective," "designed," "priorities," "goal" or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

        These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference under the captions "Risk Factors" and "Special Note Regarding Forward-Looking Statements" and elsewhere in those documents.

        Consequently, all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

Underwriting

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of common stock indicated below:

Name	Number of shares
J.P. Morgan Securities LLC	2,280,000
Morgan Stanley & Co. LLC	2,280,000
Canaccord Genuity Inc.	480,000
Leerink Swann LLC	480,000
Oppenheimer & Co. Inc.	240,000
Wedbush Securities Inc.	240,000

Total	6,000,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below.

        The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 900,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 900,000 shares of common stock.

		Total
	Per share	No exercise	Full exercise
Public offering price	$14.53	$87,180,000	$100,257,000
Underwriting discounts and commissions to be paid:	$0.8718	$5,230,800	$6,015,420
Proceeds, before expenses, to us	$13.6582	$81,949,200	$94,241,580

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $860,000.

        Our common stock is listed on the NASDAQ Global Market under the symbol "NPSP."

        We have agreed, for the period ending 90 days after the date of this prospectus supplement (the "restricted period"), not to without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the underwriters:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

  •
  file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (except for registration statements on Form S-8);

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise; provided that the foregoing prohibitions shall not apply to:

  •
  the sale of shares to the underwriters;

  •
  the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

  •
  certain grants of stock options, restricted stock units or other securities or vesting of restricted stock units, or conversion or exchange of other securities granted under the Company's stock-based compensation plans; or

  •
  shares of common stock issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship with the Company (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), provided that the aggregate number of such shares of common stock issued during the 90-day restricted period shall not exceed 10% of the total number of shares of common stock issued and outstanding immediately following the closing of the offering and the recipient of such shares of common stock agrees to the same lock-up restrictions for the remainder of the 90-day period.

All of our directors and officers have agreed, subject to certain exceptions, for the restricted period, not to, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the underwriters:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

  •
  make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

        J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

        In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the their option to purchase additional shares. The underwriters may also sell shares in excess of their option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other relationships

        The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shar es of our common stock in, from or otherwise involving the United Kingdom.

Legal Matters

        The validity of the shares of our common stock offered hereby will be passed upon for us by Jenner & Block LLP. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP.

Experts

        The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2013 and 2012, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2013, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

Incorporation by Reference

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

NPS SEC Filings (file no. 000-23272)	Period
Annual Report on Form 10-K	Year ended December 31, 2012 (filed with the SEC on February 21, 2013)
Quarterly Report on Form 10-Q	Quarter ended March 31, 2013 (filed with the SEC on May 9, 2013)
Current Reports filed on Form 8-K	Dates filed: February 13, 2013, March 19, 2013, May 9, 2013, and May 21, 2013
The description of the common stock set forth in our registration statement on Form 8-A filed May 23, 1994.

        We are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

        You may request a copy of the documents incorporated by reference into this prospectus supplement, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and telephone number:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive
Bedminster, New Jersey 07921
(908) 450-5300

        You may also find additional information about us, including the documents mentioned above, on our website at www.npsp.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including NPS. We are not incorporating the contents of the SEC website into this prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 3, 2011

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

        We may from time to time offer common stock, preferred stock, depositary shares, debt securities and/or warrants together or separately. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

        Investing in our securities involves risks. See "Risk Factors" on page 4 of this prospectus, in any accompanying prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission.

        Our common stock is listed on the Nasdaq Global Market under the symbol "NPSP."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                    , 2011.

i

ABOUT THIS PROSPECTUS

        In this prospectus, "NPS," "we," "us," "our" or "ours" refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before buying any of the securities being offered under this registration statement, we urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find Additional Information."

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

OUR BUSINESS

        The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under "Incorporation of Documents by Reference" and "Where You Can Find More Information." You should also carefully consider the matters discussed in the section entitled "Risk Factors."

        We are a clinical-stage biopharmaceutical company focused on the development of new treatment options for patients with rare gastrointestinal and endocrine disorders. Our lead clinical programs involve two proprietary therapeutic proteins to restore or replace biological function: (a) teduglutide, our analog of GLP-2, a peptide involved in the regeneration and repair of the intestinal lining, that is in Phase 3 clinical development as GATTEX® (planned brand name) for adult short bowel syndrome, or SBS, and (b) NPSP558, our recombinant full-length human parathyroid hormone (rhPTH (1-84)) that is in Phase 3 clinical development as a hormone replacement therapy for hypoparathyroidism, a rare hormone deficiency disorder in which patients are physiologically unable to regulate the levels of calcium and phosphates in their blood due to insufficient levels of endogenous parathyroid hormone ("PTH").

        While SBS and hypoparathyroidism are relatively rare disorders, we believe these indications represent substantial commercial opportunities to us due to the significant unmet need and lack of effective therapies, as well as the serious complications and chronic nature of both disorders.

GATTEX® (teduglutide)

        In January 2011, we reported positive findings from STEPS, our second Phase 3 study of GATTEX in SBS. STEPS was a multi-national double-blind, placebo-controlled Phase 3 registration study designed to provide additional evidence of safety and efficacy of GATTEX in reducing PN dependence in adult SBS subjects. Twenty-nine centers in North America and Europe enrolled subjects in the STEPS study. Eighty-six subjects were randomized and analyzed for efficacy and safety. The trial included an initial PN optimization and stabilization period, after which subjects were randomized 1:1 to compare daily subcutaneous dosing of 0.05 mg/kg of GATTEX to placebo over a 24-week treatment period. A total of 78 subjects completed the study.

        The primary efficacy endpoint of STEPS was the percentage of subjects who achieved a 20 to 100 percent reduction in weekly PN volume at week 20 and maintained that response at week 24, compared to baseline. STEPS met the primary efficacy endpoint with a statistically significantly higher responder rate for GATTEX versus placebo. A responder was defined as a 20 to 100 percent reduction in PN volume from baseline at Weeks 20 and 24.

        GATTEX was well-tolerated in the STEPS registration study. Five of the 86 randomized subjects discontinued the study due to adverse events, of which two were GATTEX-treated and three were placebo-treated. Ninety-seven percent of eligible subjects who completed the STEPS study elected to roll into STEPS 2, an open-label continuation study in which all participants receive GATTEX therapy for up to an additional 24 months.

        Based on these results, we currently expect to submit an application to the U.S. Food and Drug Administration, or FDA, for approval to market GATTEX in the United States as a treatment for SBS in the fourth quarter of 2011.

        In March 2011, Nycomed, our European partner, submitted a Marketing Authorization Application to the European Medicines Agency for clearance to market teduglutide (Revestive®) as a once-daily subcutaneous treatment for SBS. The submission triggered a mid-seven digit milestone payment to us. Under a collaboration agreement, we are sharing external costs for STEPS and STEPS 2 with Nycomed.

NPSP558 (parathyroid hormone 1-84 [rDNA origin] injection)

        In December 2008, we initiated a Phase 3 registration study, known as REPLACE, a randomized, double-blind, dose escalating, placebo-controlled study to investigate the use of NPSP558 for the treatment of adults with hypoparathyroidism.

        The study consists of an average 10-week screening and stabilization period followed by a 24-week treatment period marked by randomization (2:1) to NPSP558 50 mcg or placebo. Following randomization, patients undergo staged reductions in calcium and vitamin D supplementation, while maintaining stabilized serum calcium. If needed, step-wise up-titration of study drug (NPSP558 or placebo) to a dose of 75 µg and then if necessary to 100 µg in patients over a six to eight week period will be performed. Patients will continue on their final dose through week 24. A follow-up period without study drug will last from week 24 to week 28. We announced the completion of randomization of subjects for REPLACE in March 2011. A total of 134 subjects were randomized at more than 30 sites in the U.S., Canada and Europe.

        The primary efficacy endpoint of REPLACE is to demonstrate by Week 24 at least a 50 percent reduction from baseline of oral calcium supplementation and active vitamin D metabolite/analog therapy and a total serum calcium concentration that is normalized or maintained compared to baseline (≥7.5 mg/dL). We believe that positive results from REPLACE would enable us to seek U.S. marketing approval of NPSP558 as a new standard of care for the treatment of hypoparathyroidism.

        Our previous clinical studies of our rhPTH (1-84) compound demonstrated that daily subcutaneous dosing causes parathyroid hormone levels to rise rapidly and then return to normal levels over a period of hours. Results from an investigator-initiated Phase 2 open-label proof-of-concept study showed that rhPTH (1-84) treatment in hypoparathyroidism significantly reduces supplemental calcium and 1,25-dihydroxyvitamin D requirements while maintaining serum calcium levels.

        We are planning to support two additional studies in the U.S. for eligible subjects who participated in the REPLACE study. An eight-week randomized, dose-blinded study, known as RELAY, will investigate the safety and efficacy of NPSP558 at fixed doses of 25mcg and 50mcg for the treatment of hypoparathyroidism. The primary goal of RELAY is to compare 0.25 mcg versus 0.50 mcg with the primary endpoint being a decrease in oral calcium supplementation of 500 mg or less per day, a reduction in active vitamin D metabolite/analog therapy of 0.25 mcg or less per day, and serum calcium concentrations of between 7.5 mg/dL and the upper limit of normal. The second study will be a 12-month, open-label study, known as RACE, which will investigate the safety and tolerability of NPSP558.

Collaborations

        To manage risk, we also complement our proprietary clinical programs with collaborative research, development or commercial agreements. These include agreements with Amgen, GlaxoSmithKline, Kyowa Hakko Kirin, Nycomed, and Ortho-McNeil. Generally, these agreements provide for payments to us for the achievement of specified milestones, and royalties on sales of products developed under the terms of the particular agreement. In return for these financial benefits, we grant the particular company a license to the technology that is the subject of the collaboration or to intellectual property that we own or control. We believe that collaborating with pharmaceutical and biotechnology companies with relevant expertise in areas that are outside of our proprietary therapeutic or geographic focus will accelerate the regulatory pathway and commercialization of our products.

Our Corporate Information

        We are a Delaware corporation. Our principal executive offices are located at 550 Hills Drive, Bedminster, NJ 07921 and our telephone number at that address is (908) 450-5300. Our website is www.npsp.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus, any accompanying prospectus supplement or any document incorporated or deemed incorporated by reference herein.

        NPS®, NPS Pharmaceuticals®, PREOS® and GATTEX® are our registered trademarks. In addition, Preotact is our registered trademark in the U.S. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled "Special Note Regarding Forward Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plan," "expect," "anticipate," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, any anticipated timelines for making FDA or other regulatory filings or submissions, or with respect to completion of milestones or targets with respect to regulatory filings, clinical studies, pre-clinical work and related matters, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance, or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

  •
  our ability to effectively outsource activities critical to the advancement of our product candidates;

  •
  our and our collaborators' ability to successfully complete clinical trials, timely make regulatory submissions, and receive required regulatory approvals and the length, time and cost of obtaining such regulatory approvals and commercializing products;

  •
  our ability to secure additional funds;

  •
  the successful completion of our strategic collaborations or changes in our relationships with our collaborators;

  •
  competitive factors;

  •
  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

  •
  the ability of our contract manufacturers to produce successfully adequate supplies of our product candidates and drug delivery devices to meet clinical trial and commercial launch requirements;

  •
  variability of our royalty, license and other revenues;

  •
  our ability to enter into and maintain agreements with current and future collaborators on commercially reasonable terms;

  •
  the demand for securities of pharmaceutical and biotechnology companies in general and our common stock in particular;

  •
  uncertainty regarding our patents and patent rights;

  •
  any concerns about the safety of our products or product candidates;

  •
  compliance with current or prospective governmental regulation;

  •
  technological change; and

  •
  general economic and market conditions.

        You should also consider carefully the statements set forth in the section entitled "Risk Factors" in our latest annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

						Six Months Ended June 30, 2011
	Year Ended December 31,
	2006	2007	2008	2009	2010
Ratio of earnings available to cover fixed charges	N/A	N/A	N/A	N/A	N/A	N/A

        In calculating the ratio of earnings available to cover fixed charges, "earnings" consist of pre-tax income (loss) excluding fixed charges and fixed charges consist of interest expense and assumed interest attributable to rentals. For the years ended December 31, 2006, 2007, 2008, 2009 and 2010 and for the six months ended June 30, 2011 our pre-tax earnings (losses) were ($112,668,000), ($3,502,000), ($31,905,000), ($19,606,000), ($30,350,000) and ($15,264,000), respectively, and were insufficient to cover fixed charges for those periods.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently expect to use the proceeds from any sale of securities offered hereby to fund clinical trials and seek FDA approval of our product candidates, advance our preclinical research programs, to repay existing indebtedness, and for general corporate purposes.

        The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors and our management will retain broad discretion as to the final allocation of the proceeds.

 THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If the terms of the securities differ from the terms we have summarized below, the different terms will be described in the applicable prospectus supplement. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities; and/or

  •
  warrants.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended. We have filed these documents as exhibits to certain of the documents incorporated by reference into this offering memorandum.

General

        We are authorized to issue 175,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of July 27, 2011, there were approximately 86,037,694 shares of common stock issued and outstanding.

        Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of NPS, the holders of common stock are entitled to share in any assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The powers, preferences and rights of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Stockholder Rights Plan

        On December 4, 1996, our board of directors adopted a stockholder rights plan and declared a distribution of one preferred stock purchase right for each share of our common stock outstanding on December 31, 1996, and each share of common stock issued after that date. Our board amended the plan on December 31, 2001 to increase the purchase price and extend the term through December 31, 2011. The rights are transferable with our common stock until they become exercisable, but are not exercisable until the distribution date described in the plan. Generally, the plan distribution date will not occur until a person or group acquires or makes a tender offer for twenty-percent (20%) or more of our outstanding common stock. The rights expire on December 31, 2011 unless we redeem them at an earlier date. The expiration date may be extended by our board. When a right becomes exercisable, its holder is entitled to purchase from us 1/100th of a share of our Series A Junior Participating Preferred Stock at a purchase price of $300.00, subject to adjustment in certain circumstances.

        Until the plan distribution date, the purchase rights will be evidenced by the certificates for common stock registered in the names of holders of our common stock. As soon as practical following the plan distribution date, we will mail separate certificates evidencing the rights to common stockholders of record.

        If any person or group acquires twenty-percent (20%) or more of our common stock, the rights holders will be entitled to receive upon exercise, that number of shares of common stock that at the time have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of our liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount per common share of our company.

        If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, that number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the purchase right. Our board has the right to redeem the purchase rights in certain circumstances for $.01 per share, subject to adjustment.

        The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board's opinion, would impair its ability to represent our stockholders' interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though it may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Other Obligations to Issue Capital Stock

        We have adopted and maintain equity incentive plans pursuant to which we are authorized to issue stock options, deferred stock units, restricted stock, restricted stock units and other types of stock-based compensation to directors, employees, consultants and other persons who provide services to us. Our equity incentive plans provide that in the event of certain change in control transactions, including a merger or consolidation in which we are not the surviving corporation or a reorganization in which more than fifty-percent (50%) of the shares of our common stock entitled to vote are exchanged, all outstanding, unvested equity awards under these plans will vest, and in the case of stock options, will become immediately exercisable. As of July 27, 2011, we had 7,171,304 shares of common stock that were issuable related to outstanding options, deferred stock units and unvested shares of restricted stock and restricted stock units that had been issued under these plans. As of July 27, 2011, we have reserved an additional 1,148,199 shares of common stock for future issuance under these plans.

        In August 2007, we completed a private placement of $50.0 million of our 5.75% Convertible Notes due August 7, 2014, or 5.75% Notes. As of July 27, 2011, we had outstanding approximately $16.5 million in aggregate principal amount of our 5.75% Notes. The holders of the 5.75% Notes may convert all or a portion of their notes into common stock at any time, subject to certain milestones, on or before August 7, 2014 at a conversion rate equal to approximately $5.44 per share, subject to adjustment in certain events. On January 31, 2011 and April 14, 2011, certain holders of the 5.75% Notes converted portions of the outstanding notes at a conversion price of $5.44 per share. We issued 529,282 and 5,620,445 shares on January 31, 2011 and April 14, 2011, respectively, pursuant to this conversion and retired $2.9 million and $30.6 million, respectively, of the then outstanding 5.75% Notes. We have reserved an additional 3,041,451 shares of our common stock for issuance upon conversion of the remaining 5.75% Notes.

Anti-Takeover Provisions

        Delaware Law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation's board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation's outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years has owned, 15% or more of the corporation's voting stock. A Delaware corporation may "opt out" from the application of Section 203 through a provision in its certificate of incorporation or by-laws. We have not "opted out" from the application of Section 203.

Certificate of Incorporation and Bylaws Provisions

        Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control:

  •
  the number of directors that constitutes the whole board of directors shall be fixed exclusively by one or more resolutions adopted by the board of directors;

  •
  vacancies on our board of directors, including those resulting from an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders;

  •
  a stockholder's notice of the stockholder's intent to bring business before an annual meeting or to nominate a person for election to the board of directors must be received by us within strict guidelines which may make it more difficult for stockholders to bring items before the meetings; and

  •
  our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.

        In addition, our Amended and Restated Certificate of Incorporation authorizes shares of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of NPS.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Registrar and Transfer Company. Their address is 10 Commerce Drive, Cranford, New Jersey, 07016 and their telephone number is 1-800-866-1340.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue, without stockholder approval, up to 5,000,000 shares of preferred stock, $0.001 par value per share, of which 350,000 have been designated as Series A Junior Participating Preferred Stock. As of the date of this prospectus we did not have any outstanding shares of preferred stock. Our board of directors is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

  •
  dividend rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemption; and

  •
  liquidation preferences.

        Our board may fix the number of shares constituting any series and the designations of these series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the distinctive designation;

  •
  the terms on which dividends will be paid, if any;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the liquidation preference, if any;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  •
  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the voting rights, if any, on the shares of the series; and

  •
  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

        Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

 DESCRIPTION OF THE DEPOSITARY SHARES

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our Amended and Restated Certificate of Incorporation and the certificate of amendment for the applicable series of preferred stock that will be filed with the SEC.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of NPS, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary:

  •
  the number of whole shares of preferred stock underlying their depositary shares; and

  •
  payment of any unpaid amount due to the depositary.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of deposit agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond either of our control in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith by each party of their respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

        Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for Federal income tax purposes deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in each prospectus supplement the following terms relating to a series of notes:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of notes in global form, the terms and who the depositary will be;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

  •
  a discussion on any material or special United States federal income tax considerations applicable to the notes;

  •
  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for our common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures contain covenants which restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, unless certain criteria set forth in the indentures are met. The indentures also provide that any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes that we may issue:

  •
  if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay principal or premium, if any, when due and the time for payment has not been extended or delayed;

  •
  if we fail to deposit any sinking fund payment when due and the time for payment has not been extended or delayed;

  •
  if we breach the restrictive covenants set forth in the indenture in connection with a merger, consolidation or transfer of substantially all of our assets;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 60 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series;

  •
  if a debt owed by us or a significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $10,000,000;

  •
  if a judgment or decree for the payment of money in excess of $10,000,000 is entered against us or any significant subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and it is not discharged, waived or the execution thereof stayed; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur as to us.

        If an event of default with respect to notes of any series, except for certain defaults related to bankruptcy, insolvency or reorganization, occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default related to bankruptcy, insolvency or reorganization occurs, the principal amount of all notes of any series shall automatically become immediately due and payable.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences if:

  •
  we have paid or deposited with the trustee a sum sufficient to pay i) all overdue interest on the notes of the applicable series, ii) the principal of and premium, if any, on any notes of the applicable series which have become due otherwise than by such declaration or acceleration and any interest thereon at the rate or rates prescribed therefore in such notes, iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefore in such notes and iv) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

  •
  all events of default with respect to notes of the applicable series, other than the non-payment of principal of notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided for in the indenture.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  the indenture trustee may take any other action it deems proper which is not inconsistent with such direction.

        A holder of the notes of any series will not have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies unless:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made a written request for such proceeding, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make certain changes with the consent of each holder of any outstanding notes affected, including:

  •
  extending the fixed maturity of the series of notes;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

  •
  reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust; and

  •
  compensate and indemnify the trustee.

        In order to exercise our rights to be discharged, we must, among other things, deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen days before the date of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the date of the mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any secured debt or any other unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If the terms of any warrants offered under that prospectus supplement differ from the terms described below, we will describe the different terms in the applicable prospectus supplement. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act of 1933, as amended,, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York, will provide us with an opinion as to the validity of the securities offered by this prospectus. This opinion may be conditioned upon and may be subject to assumptions regarding future actions required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the securities.

EXPERTS

        The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to other documents that we have filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 15, 2011;

  (b)
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011, filed on May 3, 2011 and August 2, 2011, respectively;

  (c)
  Our Current Reports on Form 8-K filed on January 10, 2011, February 1, 2011, March 1, 2011, March 31, 2011, April 14, 2011, April 18, 2011, April 19, 2011 and May 24, 2011;

  (d)
  The description of our common stock contained in our Registration Statement on Form 8-A filed on May 23, 1994; and

  (e)
  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A/A filed on February 21, 2003 and our Current Report on Form 8-K filed on December 19, 1996.

        In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

        You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive, 3rd Fl.
Bedminster, New Jersey 07921
(908) 450-5300

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

6,000,000 Shares

NPS Pharmaceuticals, Inc.

Common Stock

Prospectus Supplement

J.P. Morgan
Morgan Stanley
Canaccord Genuity
Leerink Swann
Oppenheimer & Co.
Wedbush PacGrow Life Sciences

May 21, 2013